UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

TECHCARE CORP.
(Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

TECHCARE CORP.
1140 Avenue of the Americas

New York, NY 10036

NOTICE TO ALL STOCKHOLDERS OF ACTION BY WRITTEN CONSENT

To Our Stockholders:

This notice and the accompanying information statement (“Information Statement”) are being furnished to the stockholders of TechCare Corp., a Delaware corporation (the “Company”, “TechCare”, “we”, “our”, or “us”), in connection with our prior receipt of approval by a written consent, in lieu of a special meeting, of the holders of a majority of our outstanding shares of common stock, which represents a majority of our voting power to (i) authorize the sale of 21,803 ordinary shares par value NIS 1.00 per share, which represents 90% of the issued and outstanding capital stock of our wholly-owned subsidiary, Novomic Ltd., a corporation formed under the laws of the state of Israel to Traistman Radziejewski Fundacja Ltd., a corporation formed under the laws of the state of Israel, pursuant to a stock purchase agreement, which was executed on January 6, 2020, and which constitutes a sale of substantially all of our assets (the “Novomic Sale”); and (ii) amend our First Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock from 500,000,000 shares, with a par value of $0.0001 per share, to 1,500,000,000 shares with a par value of $0.0001 per share (the “Charter Amendment”). The Novomic Sale and the Charter Amendment are collectively referred to as the “Corporate Actions”.

On February 3, 2020, stockholders holding a majority of the Company’s voting power approved the Corporate Actions by written consent in lieu of a meeting, in accordance with the Delaware General Corporation Law. The Information Statement accompanying this notice is being filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, to the holders of the Company’s Common Stock to notify our stockholders of the Corporate Actions. Because these Corporate Actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Corporate Actions will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail this notice and the Information Statement on or about February 18, 2020. We anticipate that the Corporate Actions will become effective on or about March 9, 2020, at such time as a Certificate of Amendment to our First Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

Please read the attached Information Statement carefully. It describes the essential terms of the Corporate Actions and the actions to be taken with respect thereto. Additional information about the Company is contained in its reports filed with or furnished to the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

By:	Order of the Board of Directors,

By:	/s/ Oren Traisman
Oren Traisman
Chairman of the Board

New York, New York

February 18, 2020

TECHCARE CORP.
1140 Avenue of the Americas

New York, NY 10036

INFORMATION STATEMENT

February 6, 2020

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (the “Information Statement”) will be sent or given on or about February 3, 2020, to the stockholders of record as of February 3, 2020 of TechCare Corp., a Delaware corporation the “Company”, “TechCare”, “we”, “our”, or “us”). This Information Statement is being circulated to advise our stockholders of actions already approved and taken without a meeting by a written consent of the Company’s stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

●	Authorize the sale of 21,803 ordinary shares par value NIS 1.00 per share (the “Ordinary Shares”), which represents 90% of the issued and outstanding capital stock of our wholly-owned subsidiary, Novomic Ltd., a corporation formed under the laws of the state of Israel (“Novomic”) to Traistman Radziejewski Fundacja Ltd., a corporation formed under the laws of the state of Israel (“TRF”), and a related party, pursuant to a stock purchase agreement, which was executed on January 6, 2020 (the “Novomic Agreement”), and which constitutes a sale of substantially all of our assets (the “Novomic Sale”); and

●	Approve an amendment to our First Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 500,000,000 shares, with a par value of $0.0001 per share (the “Common Stock”), to 1,500,000,000 shares with a par value of $0.0001 per share (the “Charter Amendment”).

The Novomic Sale and the Charter Amendment are collectively referred to as the “Corporate Actions”.

On January 6, 2020, our Board of Directors (the “Board”) unanimously approved the Corporate Actions. Subsequent to our Board’s approval of the Corporate Actions, the holders of a majority of the Company’s voting power approved, by written consent, the Corporate Actions on February 3, 2020. The consenting stockholders and their respective ownership percentage of the voting stock of the Company, total in the aggregate more than 50% of the outstanding voting stock, which is the required vote under the Delaware General Corporation Law (the “DGCL”) and our bylaws. We expect that the Corporate Actions will be effective on or about March 9, 2020, at such time as a certificate of amendment to the Company’s First Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware (the “Certificate of Amendment”).

DISSENTERS’ RIGHT OF APPRAISAL

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on February 3, 2020 (the “Record Date”) are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company’s authorized capital stock consisted of 550,000,000 shares of capital stock, par value $0.0001 per share, of which 500,000,000 shares are Common Stock and 50,000,000 shares are “blank check” preferred stock, par value $0.0001 per share, of which 12,413,794 are designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As of the Record Date, the Company had 46,725,260 shares of Common Stock, and no shares of Series A Preferred Stock issued and outstanding. Holders of our Common Stock are currently, and will continue to be, entitled to one vote per share. The holders of the Series A Preferred Stock do not possess any voting rights.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 3, 2020, there were 46,725,260 shares of Common Stock outstanding, excluding shares of common stock issuable in connection with the exercise of outstanding warrants or outstanding options. The voting rights of all holders of our Common Stock are the same.

The following table sets forth certain information as of February 3, 2020, concerning the number of shares of Common Stock beneficially owned, directly or indirectly, by:

●	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding Common Stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers serving as of February 3, 2020, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) based on voting and investment power with respect to such shares. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of February 3, 2020, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person. However, such shares are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. All information with respect to the beneficial ownership of any principal stockholder has been furnished by such stockholder or is based on our filings with the SEC and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all the shares of common stock as beneficially owned, subject to community property laws, where applicable. Unless otherwise noted below, each shareholder’s address is c/o TechCare Corp. 1140 Avenue of the Americas, New York, NY 10036.

	Pre-Citrine Transaction		Post-Citrine Transaction
Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Owned	Common Stock Beneficially Owned	Percentage of Common Stock Owned

Principal Stockholders:
Marius Nacht(1)	4,736,619	10.3%	4,736,619	*
Microdel Ltd.(2)	6,273,546	13.4%	6,273,546	*
Zvi Yemini(3)	14,515,102	31.1%	14,515,102	1.5%
Citrine S A L Investment & Holdings Ltd.(4)	1,033,592	2.2%	894,542,868	95.1%
Traistman Radziejewski Fundacja Ltd. (5)	7,388,257	15.8%	7,383,257	*
Executive Officers and Directors:
Oren Traistman(5)	7,388,257	15.8%	7,383,257	*
Yossef De-Levy (2)	6,273,546	13.4%	6,273,546	*
All directors and executive officers as a group (two persons)	13,661,803	29.2%	13,656,803	1.5%

* Less than 1%.

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(1) The address of Marius Nacht is 18 Yehezkel St., Tel Aviv-Yafo 6259524, Israel.

(2) Consists of 5,927,914 shares of Common Stock held by Microdel Ltd., 124,328 shares of Common Stock held by Microdel Idea Center Ltd., a subsidiary of Microdel Ltd., and 221,304 shares held by Yossef De Levi. The address of Microdel Ltd. is 63 Dan St., Modi’in-Maccabim-Re’ut. Reflects the purchase of 2,695,530 shares of Common Stock as reported by Yossef De-Levy pursuant to the Form 4 filed on January 8, 2020.

(3) The address of Y.M.Y Industry Ltd. is 38 Yefet St., Tel-Aviv, Israel. Mr. Yemini resigned from his position as Chief Executive Officer and from our board of directors on November 14, 2019.

(4) The address of Citrine S A L Investment & Holdings Ltd. is 3 Ha’melacha st. Tel Aviv-Yafo, Israel

(5) Consists of 405,310 shares of Common Stock held by Oren Traistman and 6,977,947 shares of Common Stock held by Traistman Radziejewski Fundacja Ltd. Oren Traistman is the Chief Executive Officer of Traistman Radziejewski Fundacja Ltd. The address of Oren Traistman is 10 Shaham St., Shoham, Israel. The address of Traistman Radziejewski Fundacja Ltd. is 10 Shaham St., Shoham.

BOARD OF DIRECTORS’ AND STOCKHOLDER APPROVAL

As the Company’s directors, and holders of approximately 53% of our voting power, signed written consents in favor of the Corporate Actions, we are authorized to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Corporate Actions will take effect upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to our stockholders, or on or about March 9, 2020.

The information contained in this Information Statement constitutes the only notice that we will provide to our stockholders in connection with the Corporate Actions.

EXPENSES

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

EFFECTIVE TIME OF ACTIONS APPROVED

The Corporate Actions will take effect once the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. We intend to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly after the 20th day following the date on which this Information Statement is mailed to our stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

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ACTION I

THE NOVOMIC SALE

The matter upon which this action is proposed to be taken is a proposed sale by the Company of 21,803 Ordinary Shares of Novomic, which represents 90% of the issued and outstanding capital stock of our wholly-owned subsidiary to TRF, pursuant to the Novomic Agreement. The Novomic Agreement is attached hereto as Annex A.

As Novomic is the Company’s only wholly-owned subsidiary and the shares held by the Company constitute substantially all of the Company’s assets, the sale of Novomic to TRF will result in the Company continuing its existence with a minority holding in Novomic and relatively no business operations. The sale of the Company’s stock in Novomic will not result in any material differences in the rights of security holders of the Company.

Pursuant to Section 144 of the DGCL a transaction between a corporation and one or more of its directors or a corporation and another entity in which one or more of its directors has a financial interest or is an officer or director shall not be void or voidable provided that: (i) the material facts of that transaction are disclosed or known to the board of directors and the board of directors authorizes the transaction by a majority of the disinterested directors of the board; (ii) the material facts of that transaction are disclosed or known to the stockholders and the stockholders authorize the transaction by a vote of the stockholders; or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders. On January 6, 2020, the Company’s Board approved the sale of the Company’s shares in Novomic to TRF. TRF is controlled by Mr. Oren Traistman, the Chairman of the Company’s Board of Directors, and an immediate family member of Novomic’s Chief Executive Officer, Idan Traitsman. Consequently, Oren Traitsman recused himself from the Board’s decision relating to the approval of the Novomic Transaction.

The Novomic Sale will constitute the sale of substantially all of the assets of the Company. Pursuant to Section 271 of the DGCL, the holders of a majority of the outstanding voting stock of a corporation are required to adopt a resolution to authorize any sale of substantially all of the corporation’s property and assets. If the proposed sale of Novomic’s shares were not to be adopted by written consent, it would be required to be considered by the Company’s stockholders at a special stockholders’ meeting convened for the specific purpose of approving the sale. The elimination of the need for such a special meeting of stockholders is pursuant to Section 228 of the DGCL, which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting, the Company’s Board voted to utilize the written consent of the holders of a majority of the voting capital stock of the Company.

In conjunction with the Novomic Sale, the Company has also entered into a certain Common Stock Purchase Agreement dated as of January 6, 2020, by and among Citrine S A L Investment & Holdings Ltd., a corporation formed under the laws of the state of Israel, and/or its designees (“Citrine”), the Company and the Company’s directors, whereby the Company will issue and sell 893,509,276 shares of the Company’s Common Stock to Citrine, equal to 95% of our entire issued and outstanding capital stock for an aggregate amount of $150,000 (the “Citrine Agreement”). The Novomic Sale is a condition precedent to the closing of the Citrine Agreement in its present form, or to its second closing in the event the contemplated amendment referred to below is entered into. This proposed sale of Common Stock to Citrine will result in a change in control of the Company.

Summary Term Sheet

This summary highlights the material provisions of the Novomic Agreement but does not purport to describe all of the material terms of the Novomic Agreement. The following summary is qualified in its entirety by reference to the complete text of the Novomic Agreement, which is attached hereto as Annex A and incorporated herein by reference. We urge you to read the full text of the Agreement because it is a legal document that governs the Novomic Sale.

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The Parties

TechCare Corp.

TechCare was incorporated under the laws of the State of Delaware on May 26, 2010. The Company’s Common Stock is traded on the OTCQB markets under the ticker symbol “TECR.” On February 8, 2016, the Company signed a merger agreement with Novomic and a shareholders’ agreement with YMY Industry Ltd. and Microdel Ltd., Novomic’s shareholders, pursuant to which Novomic became a wholly-owned subsidiary of the Company. The Company operates in one operating segment, and substantially all assets of the Company and subsidiary are located in Israel. The Company’s principal executive offices are located at 1140 Avenue of the Americas, New York, NY 10036.

Novomic Ltd.

Novomic (Israeli Co. No. 514243351) was incorporated as a private company in Israel in 2009. Since inception, Novomic has been a technology company engaged in the design, development, and commercialization of a unique delivery platform utilizing vaporization of various natural compounds for multiple health, beauty and wellness applications. Novomic’s delivery platform is proprietary and patented. Novomic’s first product is Novokid® - an innovative home-use device that vaporizes a natural, plant-based, pesticides and silicone-free compound that effectively treats head lice and eggs. The Novokid® kit includes a vaporizer, treatment capsules and treatment cap alongside ancillary components. Novokid® is currently being sold in Israel and the Netherlands. Novomic is currently working on the research and development of future product offerings for its delivery platform, including Shine, a revolutionary cosmetic device for the treatment and rejuvenation of the hair and scalp. Novomic’s principal executive offices are located at 23 Ha’Melacha St. Rosh Ha’Ayin, 4809173, Israel.

Traistman Radziejewski Fundacja Ltd.

TRF (Israeli Co. No. 514498856) was incorporated as a private company in Israel in 2010. Since inception, TRF has been engaged in various investments in both privately-held and publicly-traded corporations. TRF is controlled by Oren Traitsman, the Chairman of TechCare’s Board and an immediate family member of Novomic’s Chief Executive Officer, Idan Traitsman. TRF’s principal executive offices are located at 10 Shaham St., Shoham, 4854248, Israel.

Assets to Be Sold

The assets to be sold by the Company consist of 21,803 Ordinary Shares of Novomic, which represents 90% of the issued and outstanding capital stock of Novomic held by the Company. See Section 1.1 of the Novomic Agreement.

Consideration

As a sole consideration for the Novomic Sale, TRF shall assume all of the costs and expenses relating to the operations and activities of Novomic. TRF shall make its best efforts to cause the release of the Company from any liability, cost, expense, undertaking and/or obligation in connection with Novomic, prior to the closing of the Novomic Sale. The Company will bear and pay all Past Liabilities (as defined in the Novomic Agreement) prior to closing. See Sections 2 and 3 of the Novomic Agreement.

Intellectual Property Rights	The Company makes various representations and warranties to TRF regarding its Intellectual Property (“IP”) Rights (as defined in Section 4.10 of the Novomic Agreement), including the effectiveness of the IP Rights, its exclusive ownership of the IP Rights and certain disclosures regarding the IP Rights. See Section 4.10 of the Novomic Agreement.

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Closing	The closing of the Novomic Sale occurred on the same day as the execution of the Novomic Agreement. See Section 7 of the Novomic Agreement.
Increase of Capital

TRF, at its own and sole discretion, may increase the issued share capital of Novomic, at a value that shall not be lower than $1,000,000 (the “Capital Increase”). Within 21 days of such Capital Increase, TRF and the Company shall have a right to acquire additional shares of Novomic pro-rata to their current holdings of Novomic at the Effective Date (as defined in Section 2.1 of the Novomic Agreement). If the Company decides not to acquire those certain shares, TRF shall have the right to purchase such shares. The Capital Increase shall be incorporated into Novomic’s Articles of Association. See Sections 10.1 – 10.3 of the Novomic Agreement.

TRF Loans to Novomic	TRF may loan to Novomic any amounts for any purposes. Those loans will be considred senior to all other loans, and will bear an interest rate of 1% per annum. This obligation shall be incorporated into Novomic’s Articles of Association. See Section 10.4 of the Novomic Agreement.

Reasons for Engaging in The Transaction

As part of the Company’s ongoing strategic planning process, our Board has over time regularly reviewed and evaluated the Company’s strategic direction and alternatives in light of the performance of its business and operations and market, economic, competitive, and other conditions and developments. This strategic planning process resulted in our Board’s decision to enter into a series of transactions. The Company’s sale of its shares in Novomic to TRF will occur as a part of the Company’s issuance and sale of 95% of the Company’s share capital to Citrine.

In considering the foregoing, our Board determined that the poor financial performance of Novomic representing all of the operating assets of the Company, raised a substantial doubt as to whether the Company may continue as a going concern. In light of these conditions, our Board determined that operation of the Novomic may not be the best way to maximize the Company’s potential in the long term.

The sale by the Company of its shares of Novomic will result in the Company continuing its existence with a minority holdings in its only subsidiary, Novomic. It is the Company’s belief that the proposed purchasers of Citrine’s majority interest intend to cause the Company to merge with or acquire an existing business, although the Company cannot give any assurance that such a secondary transaction will occur or that, if such a secondary transaction were to occur, such a transaction would enhance the Company’s future operations and financial results.

In evaluating a number of alternatives, our Board consulted with the Company’s management, reviewed a significant amount of information, and considered a number of factors, including, among others, the following factors that our Board viewed as supporting its decision ultimately to approve the Novomic Sale as being in the best interests of our stockholders:

●	the Company’s estimated near- and long-term operations and performance on an independent stand-alone basis;

●	the substantial additional financing that would be needed to achieve the desired performance and the risk that such additional financing may not be obtained on terms favorable to the Company or at all;

●	the competitive industry in which the Company operates, including the fact that many competitors have greater resources, financial and otherwise, than the Company has;

●	the process undertaken to explore strategic alternatives available to the Company to maximize stockholder value, and the review and assessment of the possible outcomes of such alternatives, including the possibility of remaining independent, combinations with other merger partners, the possibility of being acquired and the possibility of equity or debt being issued in public or private offerings;

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●	the risks and substantial costs, including public company costs, and the difficulty of obtaining additional financing on terms favorable to the Company, or at all, to cover such costs of the Company remaining a stand-alone publicly traded company instead of agreeing to the transactions with TRF and Citrine;

●	other risks described in the sections of this Information Statement entitled “Risks” and “Forward-Looking Statements”.

Although this discussion of the information and factors considered by the Company’s Board is believed to include the material factors it considered, it is not intended to be exhaustive and may not include all of the factors considered by the Board. The Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination thadgclt the Novomic Agreement and the transactions contemplated thereby are fair to, advisable, and in the best interests of the Company and its stockholders. The Company’s Board based its determination on the totality of the information presented to and factors considered by it.

Tax Consequences of The Sale

There will be no material U.S. federal income tax consequences of the Novomic Sale to holders of our capital stock.

Regulatory Approvals

Other than with respect to providing this information statement, the Company is not required to comply with any United States federal or state regulatory requirements or obtain any United States federal or state regulatory approvals in connection with the consummation of the sale of Novomic stock.

Interest of Certain Persons in Matters to Be Acted Upon

TRF is controlled by Oren Traitsman, the Chairman of the Company’s Board and an immediate family member of Novomic’s Chief Executive Officer, Idan Traitsman. Mr. Oren Traitsman recused himself from the Company Board’s decision relating to the Novomic Sale. Except as set forth in this Information Statement with regard to Mr. Oren Traitsman, no officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer or director of the Company and the holder of shares of Common Stock as described above.

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ACTION II

AUTHORIZE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO APPROVE
THE INCREASE OF AUTHORIZED COMMON STOCK

On January 6, 2020 and February 3, 2020, our Board and stockholders, respectively, holding a majority of our voting power approved the Charter Amendment, which will have the effect of increasing our authorized shares of Common Stock from 500,000,000 shares to 1,500,000,000 shares (the “Share Increase”). In addition, our Board reserved the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Share Increase if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determined that it is no longer in our best interests and the best interests of our stockholders to proceed with the Share Increase. The form of Certificate of Amendment is attached hereto as Annex B.

Reasons for Proposed Share Increase

As disclosed elsewhere in this Information Statement, in conjunction with the Novomic Sale, the Company has also entered into the Citrine Agreement, whereby the Company will issue and sell 893,509,276 shares of the Company’s Common Stock to Citrine, an amount equal to 95% of the Company’s fully diluted capital stock for an aggregate amount of $150,000. As of February 3, 2020, there were 500,000,000 shares of Common Stock authorized and 46,725,260 shares of Common Stock outstanding, excluding shares of common stock issuable in connection with the exercise of outstanding warrants or outstanding options. To satisfy the Company’s obligations set forth in the Citrine Agreement, the Company will need to issue 875,819,630 shares of Common Stock to Citrine, which are 375,819,630 more shares of Common Stock than are currently authorized. Therefore, without increasing our authorized common stock we will not be able to close the Citrine Agreement in its current form.

The parties to the Citrine Agreement are contemplating entering into an amendment thereto which will provide that the transaction will close in two stages, with a number of shares being issued at the first closing sufficient to result in a change of control of the Company, and the remaining shares required for Citrine to become the holder 95% of the Company’s fully diluted capital stock being issued once the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. It is contemplated that the first closing will occur before the Corporate Actions become effective. One reason the parties to the Citrine Agreement are contemplating this amendment is that it would allow Citrine more time after the change of control of the Company to work on the Company’s annual report for the fiscal year ended December 31, 2019 prior to the filing deadline. In the event the parties enter into this amendment, we will be able to complete the first closing without increasing our authorized common stock but we will not be able to complete the second closing without increasing our authorized common stock.

Effects of Amendment

The following table summarizes the principal effects of the Share Increase:

	Pre-Increase	Post-Increase	Post-Citrine Transaction
Common Stock
Issued and Outstanding	46,725,260	46,725,260	940,234,536
Authorized	500,000,000	1,500,000,000	1,500,000,000
Preferred Stock
Issued and Outstanding	0	0	0
Authorized	50,000,000	50,000,000	50,000,000

The Share Increase will have the immediate effect of increasing the total amount of authorized Common Stock as specified above but will have no impact on the number of shares you own. The authorized shares of Common Stock may be issued without stockholder approval at any time, at the sole discretion of the Board. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value. Other than to satisfy our obligations in the Citrine Agreement, we have no immediate plans, proposals or arrangements, written or otherwise, to issue the newly authorized shares of Common Stock resulting from the Share Increase.

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Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Accounting Matters

The proposed Charter Amendment will not affect the par value of our Common Stock. As a result, at the effective time of the Charter Amendment, the stated capital on our balance sheet attributable to our capital stock will not be affected.

Certain Federal Income Tax Consequences of the Authorized Share Increase

There will be no material U.S. federal income tax consequences of the Charter Amendment to holders of our capital stock.

Interest of Certain Persons in Matters to Be Acted Upon

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates, and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be obtained from the SEC’s website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to TechCare Corp. 1140 Avenue of the Americas, New York, NY 10036.

Our principal executive office is located at 1140 Avenue of the Americas, New York, NY 10036.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at TechCare Corp. 1140 Avenue of the Americas, New York, NY 10036.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for informational purposes in connection with the stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By:	Order of the Board of Directors,

By:	/s/ Oren Traisman
Oren Traisman
Chairman of the Board

New York, New York

February 18, 2020

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Annex A - The Novomic Agreement

Execution Copy

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is made and entered into as of January 6, 2020 (“Signing Date”), by and between Traistman Radziejewski Fundacja Ltd., an Israeli Corporation (Company No. 514498856), of 10 Shaham St., Shoham, Israel (the “Buyer”); TechCare Corp. a Delaware corporation, of 1140 Avenue of the Americas, New York 10036, NY, USA (the “Seller”); and Novomic Ltd., an Israeli corporation (Registration No. 514243351) of 23 Ha’Melacha St. Rosh Ha’Ayin Israel (“Novomic”). (each, a “Party”, and collectively, the “Parties”)

W I T N E S S E T H:

WHEREAS, the Seller has all of the rights, title and interest to the Purchased Shares (as defined below);

WHEREAS, Novomic is currently at a certain risk of entering into liquidation and/or similar proceedings;

WHEREAS, Buyer desires to purchase from the Seller, and the Seller desires to sell and transfer to Buyer, the Purchased Shares, upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties, covenants, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE PURCHASED SHARES

1.1 Purchase and Sale of Shares. At the Closing (as defined below), the Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and acquire from the Seller, free and clear of any and all liens, pledges, security interests, encumbrances, liabilities, 21,803 ordinary shares, constituting, immediately following the Closing, 90% (ninety percent) of the issued share capital of Novomic.

1.2 In the event that the issued share capital of Novomic is higher than disclosed and represented in this Agreement under Section 1.1. above, (the “Additional Shares”), it is hereby clarified that the Buyer acquires under this Agreement also 90% of the said Additional Shares with no additional consideration and/or costs, and in the same conditions as specified herein.

ARTICLE II

LIABILITIES

2.1 Current and Future Liabilities. As of November 1, 2019 (the “Effective Date”), Novomic shall assume and bear any and all of the costs and expenses relating to the operations and activities of Novomic, as such will be incurred from time to time. Buyer shall make its best efforts to cause the release of the Seller from any liability, cost, expense, undertaking and/or obligation in connection with Novomic, prior to the Closing. For avoidance of any doubt, the Seller hereby declares and represents before the Buyer that as of the Effective Date, Novomic has no debts, liabilities, unpaid obligations and/or undertakings of any kind (“Liabilities”) to the Seller and the Seller hereby waives all and any such Liabilities.

2.2 Past Liabilities. According to the unaudited consolidated financial reports of September 30, 2019, the outstanding debts and liabilities of Novomic amounted to an aggregate sum of is $254,302 (two hundred and fifty four thousand, three hundred and two US Dollars), as detailed in Schedule 2.2 attached hereto (“Past Liabilities”).

2.3 The Past Liabilities are to be borne and paid for by the Seller, which intends to raise such funds within the framework of: a subscription agreement vis-à-vis YMY Industry Ltd. (attached hereto as Schedule 2.3 and an agreement for the sale of 100% (one hundred percent) of the issued share capital of the Seller to Citrine S A L Investment & Holdings Ltd., or to a third party (each, an “SPA”), whereas there is no certainty that such SPA shall indeed be signed and under which terms.

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ARTICLE III

CONSIDERATION

3.1 Consideration. As sole consideration for the sale and delivery by the Seller to Buyer of the Purchased Shares, Buyer agrees that Novomic, and Novomic alone, shall assume Novomic’s liabilities following the Effective Date (the “Consideration”), pursuant to and in accordance with Section 2.1 above. For avoidance of any doubt, the Buyer itself, or any person of its behalf, and any other executives and/or employees at Novomic, shall not assume any liabilities, past, current of future with respect to either Novomic or the Seller, any of their subsidiary, parent companies, and any other entity, whether under this Agreement, or not.

3.2 No Additional Compensation or consideration. The Parties agree that Seller shall not be entitled to any additional compensation and/or consideration, payments, rewards and similar benefits under any competent jurisdiction and applicable law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby declares, warrants and represents before the Buyer as of the date hereof and as of the Closing, as follows:

4.1 Organization; Authorization. Seller is a corporation duly organized and validly existing under the laws of its jurisdiction with full power and authority to own its properties and to conduct its business as currently conducted.

4.2 Corporate Authority. Except for the corporate actions and the approvals, authorizations, of such third parties set forth in Schedule 4.2 attached hereto (the “Required Consents”), Seller has the full right, power, legal capacity, and authority to enter into and perform its obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. Seller has taken all necessary corporate actions to authorize and approve the execution, delivery, and performance of this Agreement and the transactions contemplated hereby. This Agreement (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Subject to receipt of the Required Consents, neither of the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate, contravene, or conflict with any provision of any of Seller’s Certificate of Incorporation or bylaws, each as amended to date, or any constitution, law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, government agency and/or committee, authority, court, or arbitrator to which Seller is subject, (ii) violate, contravene, conflict with, constitute a breach or default (or with notice or lapse of time, or both, constitute a breach or default) under, result in the termination or suspension of, or result in the acceleration of the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, debenture license, lease, agreement, commitment, property rights of any kind, including proprietary information and intellectual property rights or other instrument or obligation to which Seller is a party which would affect the Purchased Shares, may be subject, bound, or affected, or (iii) result in the creation or imposition of any lien and/or any other third party rights (“Lien”) upon any of the Purchased Shares.

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4.3 Title to Purchased Shares. Seller has good, complete and valid title to the Purchased Shares. All of the Purchased Shares are owned by Seller, free and clear of all Lien. There are no Liens on the Purchased Shares.

4.4 Financial Statements. The Seller’s audited quarterly and annual financial statements (consolidated with those of Novomic) are published via the Securities and Exchange Commission’s EDAGR system and were reviewed by the Buyer. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

4.5 Litigation and Disputes. There is no claim, litigation, or proceeding pending whether at law or in equity, whether civil or criminal in nature or by or before any governmental authority, (“Legal Proceeding”), or to Seller and Novomic’s knowledge threatened, against the Seller and/or Novomic, jointly and severally, including any current dispute and/or other disagreement that could rise to any future Legal Proceeding, including among others such that affects the title or interest of Seller in or to any of the Purchased Shares or which would prevent or affect the consummation of the transactions contemplated by this Agreement or the ownership or use by Seller or Buyer of the Purchased Shares.

4.6 Debt and Liabilities. Without derogating from the above, there are no liabilities or obligations of the Seller to any person or entity that is not a party to this Agreement, whether under a third party beneficiary theory, successor liability theory, or otherwise, with respect to the Purchased Shares, and/or in connection with this Agreement and the transactions contemplated hereby.

4.7 No Liquidation, Insolvency, Winding Up; Creditors. No order, writ, injunction, judgment, decree, ruling, assessment or arbitration award of any governmental entity whatsoever (the “Order”) has been made or petition presented, or resolution passed for the winding-up or liquidation of Seller and, there is no outstanding, nor are there circumstances that would entitle any person and/or entity to present: (a) any petition or Order for the winding-up or administration or temporary protection of Seller or any other property rights, including IP Rights, against Novomic, (b) any petition or order for the appointment of a receiver over the whole or part of the undertaking of Shares of Seller and/or shares of Novomic, (c) any voluntary arrangement between Seller and/or Novomic and any of each of their creditors, (d) any distress or execution or other process levied in respect of Seller and/or Novomic which remains undischarged, or (e) any unfulfilled or unsatisfied judgment or court Order against Seller and/or Novomic. Seller is not deemed unable to pay its debts within the meaning of applicable Legal Requirements and is not aware of any circumstance that will prevent it from paying its debts as they come due in the future. Seller and Novomic operations have not been terminated and the Seller has no plans to do so prior to Closing, including in respect to Novomic. There are no current or past creditors of Seller and/or Novomic to whom any Legal Requirement requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated hereby in their capacity as such.

4.8 Brokers’ and Finders’ Fees. Neither Seller, Novomic nor each of their Representatives, has incurred, or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

4.9 Labor and Employment Matters.

Schedule 4.9 contains a list of all employees and independent contractors of Novomic, who shall continue to be engaged by Novomic following the Effective Date, alongside with their position, date of hire, annual rate of compensation (or with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation), estimated or target annual incentive compensation of each such person, annual vacation, the sick and other paid time-off allowance, and other basic terms of employment, including contributions to funds, car allowance, telephone allowance, share-based compensation and employment status of each such person (“Benefits”), payable or which Seller is bound to provide (whether now or in the future) to each such employee and/or independent contractor.

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4.10 IP Rights

The Seller declares, warrants and represent before the Buyer that Novomic is the sole owner of all patents and patents pending filings, as long as exist; trademarks (including the following trademarks: “Shine by Techcare”; “Medi Shine”; “Techcare”; “Shine”; “NOVOKID” trademark) including trademarks pending filings, codes, formulas, statistic models, clients-lists, reputation, software, algorithms, trade-symbols, designs, copyrights and all other intellectual property rights, whether registered or not under any applicable law (“IP Rights”) regarding all of Novomic’s business activities and operations and no other third-parties holds any such rights, nor did the Seller or Novomic entered into any contract, agreement, commitment and/or similar undertakings for any licensing rights of Novomic’s IP Rights to the Seller and/or any other third party. The Seller further represent and warrants that the IP Rights are free and clear of any and all liens, pledges, interests, encumbrances and liabilities.

4.11 Fair Disclosure

Seller and Novomic have provided to the Buyer all information required in connection with the Agreement. There is no material fact or information relating to Novomic, its assets or that has not been set forth in disclosure provisions under this Agreement and/or in connection herewith prior to the Closing. None of the representations or warranties made by the Seller and/or Novomic in this Agreement or any other document, nor any of the Schedules or Exhibits attached hereto or thereto, or any other certificate furnished by the Seller and Novomic pursuant to this Agreement, contain any untrue statement of a material fact or omits to state a material fact necessary to fully and fairly provide the information required to be provided in any document, Schedules or Exhibits attached hereto or thereto or any other certificate furnished by Seller and Novomic pursuant to this Agreement, or to make any statement contained herein or therein, in light of the circumstances in which such statement was made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

5.1 Organization; Authorization. Buyer is a limited company duly organized and validly existing under the laws of the State of Israel with full power and authority to own its properties and Shares and to conduct its business as currently conducted.

5.2 Corporate Authority. Except for the corporate actions and the approvals, authorizations, of such third parties set forth in Schedule 4.2 attached hereto (the “Required Consents”), Buyer has the full right, power, legal capacity, and authority to enter into and perform its obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. Buyer has taken all necessary corporate actions to authorize and approve the execution, delivery, and performance of this Agreement and the transactions contemplated hereby. This Agreement (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Subject to receipt of the Required Consents, neither of the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate, contravene, or conflict with any provision of any of Buyer’s Certificate of Incorporation or bylaws, each as amended to date, or any constitution, law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, government agency, court, or arbitrator to which Buyer is subject, if at all (ii) violate, contravene, conflict with, constitute a breach or default (or with notice or lapse of time, or both, constitute a breach or default) under, result in the termination or suspension of, or result in the acceleration of the performance required by, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, agreement, commitment, or other instrument or obligation to which Buyer is a party.

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5.3 Brokers’ and Finders’ Fees. Neither Buyer, nor any of its Representatives, has incurred, or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

5.4 Buyer’s Office. Buyer is a material shareholder of the Seller (and previously of Novomic), whereas its representative serves as a member of the Seller’s Board since October 2016 and as its Chairman of the Board since August 2019.

5.5 Investment Experience. The Buyer (i) has such knowledge and experience with respect to the financial, tax and business aspects of the Purchased Shares, (ii) is capable of evaluating the merits and risks of the transaction under this Agreement and making an informed decision with respect thereto, in reliance, solely upon the representations and warranties presented explicitly by the Seller and Novomic hereunder, and (ii) can bear the economic risk of an investment in the Purchased Shares, including the complete loss thereof. The Buyer acknowledges that the Buyer has had the opportunity to ask questions of, and receive answers from the Seller concerning the Seller and its business and to obtain any additional information, to the extent possessed by the Seller (or to the extent it could have been acquired by the Seller without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Buyer. In connection therewith, the Buyer acknowledges that it had the opportunity to discuss the Seller’s business, management and financial affairs with the Seller’s management. In determining whether to enter into this Agreement, the Buyer has upon the Buyer’s own due diligence investigations.

ARTICLE VI

MUTUAL COVENANTS OF THE PARTIES

The Parties covenant with each other as follows:

6.1 Confidentiality. All Confidential Information furnished by Seller or Buyer to the other Party in connection with this Agreement or the transactions contemplated by this Agreement shall be kept confidential by the Parties, and each of the Parties shall cause such Confidential Information to be used by their respective Representatives only in connection with this Agreement and the transactions contemplated by this Agreement. Each Party shall use its reasonable best efforts to maintain the confidentiality of the Confidential Information, and each Party shall cause its Representatives, by instruction, agreement or otherwise, to maintain the confidentiality of the Confidential Information under terms of confidentiality that afford no less protection to the Confidential Information than the terms of this Agreement. Notwithstanding the above, following the Closing, Buyer will be entitled to disclose or otherwise use in any manner whatsoever at its sole discretion any Confidential Information which is related, directly or indirectly, to the Purchased Shares, and any confidentiality obligations set forth in this Agreement shall not apply with respect thereto; provided that, notwithstanding the foregoing, the terms of this Agreement shall nonetheless be deemed to be Confidential Information following the Closing. “Confidential Information” means any and all information and technology, in whatever form, including but not limited to any and all formulae, concepts, discoveries, data, designs, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), formulations, processes (including manufacturing processes, specifications and techniques), analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data, data and summaries and information contained in submissions, specifications, prototypes, designs, equipment, samples, analyses, computer programs, trade secrets, data, methods, techniques, processes, memoranda, notes, marketing and customer information, projections, non-published patent applications (together with its attached documents) and any other data or information (in any form), as well as improvements and know-how related thereto.

6.2 Disclosure. Except with respect to the Required Consents and Required Notices, the Seller, nor its respective Representatives, will issue any press releases or make any other public disclosures concerning this transaction or the contents of this Agreement without the prior consent of the Buyer. It is agreed that the initial press release for the announcement of the transaction shall be agreed by both Parties.

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6.3 Non-Solicitation. Other than as specifically sated in this Agreement, for a period of 4 years starting the Effective Date, neither Party, nor such party’s wholly owned subsidiaries, will directly or indirectly hire, solicit, recruit, induce, request, encourage or attempt to induce or encourage, any employee of the other Party to leave the employment of the other Party or to terminate his or her service relationship with the other Party (except with respect to General Solicitation), except in the event of a merger or sale of all or substantially all of a Party’s shares, or a change of control effected by a sale of a Party’s voting securities. “General Solicitation” means (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the television or radio, whether closed circuit, or generally available, and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

6.4 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all consents (if any) required to be obtained (pursuant to any applicable Legal Requirements or assigned contracts, or otherwise) by such party in connection with or to give full effect to transactions contemplated by this Agreement; provided, however, that (i) Seller shall be responsible for making all filings with and obtaining all such consents from governmental entities pursuant to Legal Requirements applicable to Seller or its businesses or properties, and for obtaining all such consents (if any) required to be obtained from parties to assigned contracts by which Seller or its respective properties are bound, (ii) Buyer shall be responsible for making all filings with and obtaining all such consents from governmental entities pursuant to Legal Requirements applicable to Buyer, if at all, or its business or properties; and (iii) Buyer shall be obligated only to provide Seller with such assistance and information as is reasonably required from Buyer to make such filings or to obtain such consents; provided further, that Buyer shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith.

ARTICLE VII

CLOSING

7.1 The closing of the transactions contemplated by this Agreement will take place at such place mutually agreeable to Buyer and Seller, as of the date of this Agreement (the “Closing”), or such other time and place as Buyer and Seller may agree in writing, and in any event, no later than 30 days of the Signing Date. The obligations of the Parties to close or effect the transactions contemplated by this Agreement will be subject to satisfaction, unless duly waived, of the applicable conditions set forth in this Agreement. The Parties shall have the right to conduct the Closing by the exchange of executed documents through electronic transmission and overnight courier.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

The obligations of Seller to effect the transactions contemplated in this Agreement will be subject to the fulfillment, or waiver by Seller, at or prior to the Closing of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article V of this Agreement shall be true and correct in all material respects as of the Closing.

8.2 Performance of Obligations. Buyer shall have performed and complied in all respects with all obligations, agreements, covenants and conditions required to be performed by it under this Agreement at or prior to the Closing.

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8.3 Documents. Seller shall have received, in form and substance satisfactory to it, a copy of the documents, evidencing the Buyer’s corporate actions and/or Required Consents, if and to the extent required.

8.4 Board of Directors of Novomic. The Buyer has taken all actions required to cause the appointment Oren Traistman, as its representative, to the board of directors of Novomic immediately following the Closing.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

The obligations of Buyer to effect the transactions contemplated in this Agreement will be subject to fulfillment, or waiver by Buyer, at or prior to the Closing of the following conditions:

9.1 Representations and Warranties. The representations and warranties of the Seller and Novomic, set forth in Article IV of this Agreement shall be true and correct in all material respects as of the Closing.

9.2 Performance of Obligations. The Seller shall have performed and complied in all material respects with all obligations, agreements, covenants and conditions required to be performed by it under this Agreement at or prior to the Closing.

9.3 Documents. Buyer shall have received, in form and substance satisfactory to it, a copy of the documents, evidencing the Buyer’s corporate actions and/or Required Consents, if and to the extent required, including resolution of the board of directors and/or general assembly for the transfer of the Purchased Shares; copy of any notifications to the SEC and stock exchange according to applicable law and regulations;

ARTICLE X

INCRESE OF CAPITAL

10.1 The Parties further agree that the Buyer, at its own and sole discretion, may increase the issued share capital of Novomic, at a value that shall not be lower than one million (1,000,000) US$ , with a resolution of Novomic’s board of directors (“BOD”). For avoidance of any doubt, Novomic BOD’s resolution for increasing Novomic’s issued share capital shall require only a majority of BOD’s members who represent at least 50% of Novomic’s issued share capital.

10.2 Within 21 days of the date Novomic’s BOD decided to increase the issued share-capital, each Party shall have the right to acquire the additional issued share capital according to its respective proportion of share-capital holding at the Effective Date of this Agreement, and at the same value as decided by Novomic’s BOD per each issued new share.

10.3 If the Seller shall decide not to acquire its proportion of such increase, or any part thereof, the Buyer shall have the right to dilute the Seller, and acquire such proportion, or part thereof, according to its sole discretion. For avoidance of any doubt, the right under this Section 10.3. is granted to the Buyer only.

10.4 Without derogating from any provision under this Article X, the Buyer may, at its own and sole discretion, to loan Novomic any amounts, and for any purpose at an annual rate of 1%, which shall be considered as first degree debt to be returned to the Buyer vis-à-vis all other creditors, unless agreed otherwise (“Loans”). The Buyer may, at its own and sole discretion, to return such Loans at any time, and for any reason.

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10.5 The provisions under this Article X – Increase of Capital, shall be incorporated to Novomic’s Articles of Association (“Takanon”) (“AOA”), and the Parties agree to amend Novomic AOA accordingly.

ARTICLE XI

MISCELLANEOUS

11.1 Non-Competition. In consideration of Buyer’s terms of this Agreement, and in order to enable Buyer and Novomic to effectively protect its IP Rights and other interests, Seller agrees and undertakes that it will not, so long as the Agreement is in effect and for a period of forty-eight (48) months following the Effective Date, Seller, and any of its officers, executives, shareholders, employees, and any associated third parties (“Representatives”), shall not directly or indirectly engage, establish, open or in any manner whatsoever become involved, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity and/or operations which is reasonably likely to involve or require the use of any of Novomic’s Field of Business, as defined below. Seller and its Representatives confirm that engagement, establishment, opening or involvement, directly or indirectly, either as owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which competes with the Field of Business of Novomic as conducted during the term of employment or contemplated, during such term, to be conducted, is likely to require the use of all or a portion of the Novomic’s IP Right and other proprietary information.

In this section Field of Business shall mean: all and any products, goods, preparations, remedies, services, appliance, instruments, techniques and similar solutions for and/or associated with: hair and/or scalp treatment, cultivation, nurture and/or pander; and/or hair design; and/or lice and nits treatment and prevention for adults and children at all ages for all genders.

11.2 Taxes. Each Party to this Agreement shall bear its own taxes with regard to this Agreement according to applicable law. Each Party shall assist, and do its best efforts to assist the other Party to complete any tax-process and/or review by any tax authority.

11.3 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties. There are no representations, warranties, undertakings or agreements between the Parties with respect to the subject matter of this Agreement except as set forth herein.

11.4 Applicable Law. This Agreement shall be governed in its interpretation and performance by the laws of the State of Israel, without reference to law pertaining to conflict of laws, and exclusively resolved by the competent courts situated in Tel Aviv-Israel and each of the Parties hereby submits irrevocably to such jurisdiction.

11.5 Assignment. No Party may assign or delegate this Agreement or any rights or duties hereunder, in whole or in part, directly or indirectly, without the prior written consent of the other Party; provided no consent shall be required in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of the business or Shares of such Party. Nothing in this Agreement or any of its ancillary agreements shall limit the Buyer from selling, conveying, transferring, assigning, licensing or delivering to any of its subsidiaries all or any portion of the Purchased Shares.

11.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, and permitted assigns.

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11.7 Construction. This Agreement shall not be construed more strictly against any Party regardless of who is responsible for its drafting. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular include the plural. Wherever the context so requires, the masculine shall refer to the feminine, the feminine shall refer to the masculine, the masculine or the feminine shall refer to the neuter, and the neuter shall refer to the masculine or the feminine. The captions of this Agreement are for convenience and ease of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any of its provisions.

11.8 Severability. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision of this Agreement. Any invalid or unenforceable provisions shall be deemed severable to the extent of any such invalidity or unenforceability.

11.9 Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto.

11.10 Waiver. Any Party may, by written notice to another Party, (i) agree to extend the time for the performance of any of the obligations or other actions of the other Party under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other Party contained in this Agreement, or (iv) waive or modify performance of any of the obligations of the other Party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by such Party of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in this Agreement. No failure or delay on the part of a Party in exercising any right or remedy with respect to a breach of this Agreement by another Party shall operate as a waiver thereof or of any prior or subsequent breach of this Agreement by the breaching Party, nor shall the exercise of any such right or remedy preclude any other or future exercise thereof or exercise of any other right or remedy in connection with this Agreement.

11.11 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses with respect to this Agreement and the transactions contemplated hereby, including, without limitation, counsel and accountants’ fees.

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11.12 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.13 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing in English and shall be deemed to have been given, delivered, or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (i) on the date sent if delivered personally, (ii) one (1) business day after delivery by courier or messenger service, or (iii) upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt if sent via facsimile or email; in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice) and to the attention of the officers identified below:

If to Seller:	TechCare Corp. 1140 Avenue of the Americas, New York, NY 10036, USA Attention: Tali Dinar, CFO Email: tali@techcareltd.com Fax: + 972 3 7503057

If to Buyer:	Traistman Radziejewski Fundacja Ltd. 10 Shaham St., Shoham, Israel Attention: Oren Traistman, CEO Email: orent70@gmail.com Fax: + 972 -3-5372530

11.14 Electronic Signatures. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed (which may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument) by their duly authorized representatives as of the day and year first above written.

BUYER	SELLER

Traistman Radziejewski Fundacja Ltd.	TechCare Corp.

By:	By:
Name:	Name:
Title:	Title:

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Annex B - The Certificate of Amendment

Certificate of amendment to the

first amended and restated

certificate of incorporation of

techcare corp.

The undersigned, for the purposes of amending the Certificate of Incorporation of TechCare Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on January 6, 2020, a resolution proposing and declaring advisable the following amendment to restate Article IV (“Capital Stock”) of the First Amended and Restated Certificate of Incorporation of said Corporation:

“ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is one billion five hundred and fifty million (1,550,000,000), of which (i) one billion five hundred million (1,500,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in this Article IV.”

SECOND: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228(e) of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this [__] day of ______, 2020.

TECHARE CORP.

By:
Name:
Title:

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